Exhibit 99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2024 of the Forethought Variable Insurance Trust (the “Registrant”).

Eric D. Todd, President, and Trent M. Statczar, Treasurer, of the Registrant, each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Treasurer (Principal Financial Officer and
President (Principal Executive Officer)	Principal Accounting Officer)
Forethought Variable Insurance Trust	Forethought Variable Insurance Trust

/s/ Eric D. Todd	/s/ Trent M. Statczar
Eric D. Todd	Trent M. Statczar
Date: February 28, 2025	Date: February 28, 2025

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.